SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2024

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2024, GeoVax Labs, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with a purchaser pursuant to which the Company agreed to sell, in a registered direct offering (the “Offering”), an aggregate of (i) 1,360,731 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) pre-funded warrants to purchase up to an aggregate of 339,269 shares of Common Stock (the “Pre-Funded Warrants,” and the Shares issuable upon exercise thereof, the “Pre-Funded Warrant Shares”). In a concurrent private placement, the Company offered common warrants to the purchaser, with each warrant exercisable to purchase one share of Common Stock (the “Common Warrants”), with two Common Warrants to accompany each share of Common Stock or Pre-Funded Warrant sold in the Offering, and to purchase in the aggregate up to 1,700,000 shares of Common Stock (the “Common Warrant Shares”). The public offering price for each Share was $5.00 and the public offering price for each Pre-Funded Warrant was $4.99999. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately and may be exercised at any time until exercised in full. The Common Warrants have an exercise price of $5.00 per share, are immediately exercisable and will expire five years from the date of issuance.

The net proceeds of the Offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Common Warrants, is approximately $7,855,000. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering closed on August 21, 2024.

In the Purchase Agreement, the Company agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 15 days after the closing date of the Offering. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) for six months after the closing date of the Offering, subject to certain exceptions.

Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.00001 per share of Common Stock any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Common Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively.

In connection with this Offering, the Company is obligated to file a registration statement with the SEC to register the shares underlying the warrants sold in the offering under the Securities Act, within 30 days of the closing of the Offering and have such registration statement declared effective by the SEC within 60 days of such closing.

The Company paid the Placement Agent as compensation a cash fee equal to 7.0% of the gross proceeds of the Offering plus reimbursement of certain expenses and legal fees.

The Shares, the Pre-Funded Warrants, and Pre-Funded Warrant Shares were offered by the Company pursuant to a Prospectus Supplement to the Registration Statement on Form S-3 originally filed on March 1, 2024, with the Securities and Exchange Commission (the “SEC”) under the Securities Act (File No. 333-277585), and declared effective on March 13, 2024.

The foregoing description of the material terms of the Placement Agency Agreement, the Purchase Agreement, the Pre-Funded Warrants and the Common Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Placement Agency Agreement, the form of Purchase Agreement, the form of Pre-Funded Warrant and the form of Common Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion, including the related consent, of Womble Bond Dickinson (US) LLP relating to the legality of the issuance and sale of Shares, and the Pre-Funded Warrants, in the Offering is filed as Exhibit 5.1 to this Current Report.

Item 3.02	Unregistered Sales of Equity Securities.

The Company has agreed to issue the Common Warrants pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Common Warrant Shares pursuant to the same exemption. The description of the Common Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. The Form of Common Warrant has been filed as an exhibit to this Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 20, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
5.1	Opinion of Womble Bond Dickinson (US) LLP
10.1	Form of Placement Agency Agreement
10.2	Form of Purchase Agreement
23.1	Consent of Womble Bond Dickinson (US) LLP (contained in Exhibit 5.1)
99.1	Press Release dated August 20, 2024, announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoVax Labs, Inc.

August 21, 2024	By:	/s/ Mark W. Reynolds
	Name:	Mark W. Reynolds
	Title:	Chief Financial Officer